THESE SECURITIES HAVE NOT BEEN REGISTERED
          UNDER THE SECURITIES ACT OF 1933.  THEY MAY
          NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR
          HYPOTHECATED IN THE ABSENCE OF A REGISTRATION
          STATEMENT IN EFFECT WITH RESPECT TO THE
          SECURITIES UNDER SUCH ACT OR AN OPINION OF
          COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH
          REGISTRATION IS NOT REQUIRED OR UNLESS SOLD
          PURSUANT TO RULE 144 OF SUCH ACT.

          THESE SECURITIES ARE SUBJECT TO CERTAIN
          TRANSFER RESTRICTIONS CONTAINED IN A CERTAIN
          STOCK AND NOTE PURCHASE AGREEMENT DATED
          SEPTEMBER 2, 1994, A COPY OF WHICH MAY BE
          OBTAINED FROM THE COMPANY WITHOUT CHARGE.


                   UNSECURED CONVERTIBLE PROMISSORY NOTE

                                First Note


$10,000,000.00
September 2, 1994
                                                      San Diego,
California



     Ligand Pharmaceuticals Incorporated, a Delaware corporation (the "Company"), for value received, hereby promises to pay to American Home Products Corporation, a Delaware corporation or its registered assigns ("Payee"), in lawful money of the United States at the address of Payee set forth below, the principal sum of Ten Million Dollars ($10,000,000), together with all accrued but unpaid interest thereon. This Note is one of a series of three possible unsecured convertible promissory notes in the aggregate principal amount of $20,000,000 that may be issued to Payee pursuant to that certain Stock and Note Purchase Agreement dated September 2, 1994 between the Company and Payee (the "Agreement"), all three such Notes shall be collectively referred to as the "Investor Notes."

     Unpaid principal of this Note shall bear interest (computed on the basis of a year of 360 days of actual days elapsed), from the date hereof until such principal is due and payable, at a rate per annum which shall be equal to 7.75%. All payments with respect to this Note shall be credited first to the payment of accrued but unpaid interest and then to the repayment of principal. The rate of interest payable hereunder shall in no event exceed the maximum rate permitted by law.

     The Company shall pay accrued but unpaid interest on this Note on a semi-annual basis on the fifteenth (15th) day of each January and July during the term hereof, commencing January 15, 1995. Subject to the Company's right to extend this Note as set forth below, the Company shall pay all outstanding principal and accrued but unpaid interest on this Note on the fifth anniversary date of this Note. In the event Payee does not exercise its Conversion Right (as defined below) with respect to all of the outstanding Investor Notes prior to the fifth anniversary date of this Note, the Company may elect to extend the term of this Note for an additional two-year period such that all outstanding principal and accrued but unpaid interest on this Note shall be due and payable on the seventh anniversary date of this Note.
The Company shall make such election by delivering written notice to Payee at least six (6) months prior to the fifth anniversary date of this Note. During such extension, the Company shall continue to pay accrued but unpaid interest on the semi-annual payment schedule set forth above. This Note may be prepaid, in whole or in part, at any time without premium or penalty upon fifteen (15) days' prior written notice by the Company to the Payee provided the Company has not received notice from Payee of its election to exercise its Conversion Right in accordance with the terms of this Note.

     Any time on or after the third anniversary date of this Note up to the repayment of this Note Payee may elect to convert (the "Conversion Right") all, but not less than all, of the outstanding principal amount of this Note and accrued but unpaid interest thereon into the number of shares of the class of stock of the Company then publicly traded equal to the quotient of
(x) the principal amount of this Note to be repaid and all accrued but unpaid interest on such principal amount as of the date the Company receives the written notice from Payee exercising its Conversion Right, divided by (y) $13.311 (which is One Hundred Fifteen Percent (115%) of $11.575 which is the average daily closing price of the Company's Class A Common Stock reported by the National Association of Securities Dealers ("NASD") on the ten (10) trading days preceding the fifth day prior to the date of this Note). Payee may exercise its Conversion Right by delivering written notice to the Company together with the original Note for cancellation and such other documents and certificates as the Company may reasonably request to comply with applicable securities and other laws and contractual obligations and such conversion shall be subject to the Company's compliance with applicable laws and regulations including, without limitation, any filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended. If the Company: (1) pays a dividend in shares of its Common Stock or makes a distribution in shares of its Common Stock; (2) subdivides its outstanding shares of Common Stock into a greater number of shares; (3) combines its outstanding shares of Common Stock into a smaller number of shares; (4) pays a dividend on its Common Stock in shares of its capital stock other than Common Stock; or (5) issues by reclassification of its shares of Common Stock any shares of its capital stock, then the conversion privilege and the conversion price in effect immediately prior to such action shall be adjusted so that the holder of this Note thereafter converted may receive the number of shares of capital stock of the Company which such holder would have owned immediately following such action if such holder had converted the Note immediately prior to such action. For a dividend or distribution, the adjustment shall become effective immediately after the record date for the dividend or distribution. For a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination or reclassification.

     By acceptance of this Note, Payee represents and acknowledges to the Company that (i) by reason of its business and financial experience it has the capacity to protect its own interests in this transaction and is accepting this Note and any shares issued under the terms of this Note for its own account and not with a view to distribution, (ii) the issuance of this Note and the stock issuable hereunder may only be effected in compliance with applicable state and federal securities laws,
(iii) the holder of this Note is not entitled to any rights as a stockholder of the Company with respect to any shares of stock issuable hereunder until a certificate or certificates representing such shares is issued and delivered to the holder of this Note, and (iv) subject to Payee's rights under that certain Amended Registration Rights Agreement dated June 24, 1994, as amended from time to time, the Company is not required under the terms hereof to register the shares of stock issuable hereunder and the subsequent transfer of any such shares by the holder of this Note may require registration under the Securities Act of 1933, as amended, or other federal statutes, as well as under applicable state laws. Upon the request of the Company, Payee agrees to make such further representations in connection with the issuance of any stock as may be reasonably necessary in order to comply with the requirements of applicable securities laws as determined by counsel to the Company. The holder of this Note acknowledges that any stock certificate evidencing such shares shall contain a legend in substantially the same form as set forth below (in addition to any legend required under applicable state securities laws):

          THESE SECURITIES HAVE NOT BEEN REGISTERED
          UNDER THE SECURITIES ACT OF 1933.  THEY MAY
          NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR
          HYPOTHECATED IN THE ABSENCE OF A REGISTRATION
          STATEMENT IN EFFECT WITH RESPECT TO THE
          SECURITIES UNDER SUCH ACT OR AN OPINION OF
          COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH
          REGISTRATION IS NOT REQUIRED OR UNLESS SOLD
          PURSUANT TO RULE 144 OF SUCH ACT.

          THESE SECURITIES ARE SUBJECT TO CERTAIN
          TRANSFER RESTRICTIONS CONTAINED IN A CERTAIN
          STOCK AND NOTE PURCHASE AGREEMENT DATED
          SEPTEMBER 2, 1994, A COPY OF WHICH MAY BE
          OBTAINED FROM THE COMPANY WITHOUT CHARGE.

     If any payment of principal or interest on this Note shall become due on a Saturday, Sunday, or a public holiday under the laws of the State of California, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment.

     Upon payment in full of all principal and interest payable hereunder, this Note shall be surrendered to the Company for cancellation.

     The Company waives presentment, demand for performance, notice of nonperformance, protest, notice of protest, and notice of dishonor. No delay on the part of Payee in exercising any right hereunder shall operate as a waiver of such right under this Note. This Note is being delivered in and shall be construed in accordance with the laws of the State of California.

     In the case of the happening of any of the following events
(herein called Events of Default):

          (a) any representation or warranty made or deemed made in or in connection with this Note, the Agreement, or the borrowings hereunder or in any report, certificate, financial statement or other instrument or agreement furnished in connection with this Note, the Agreement or the borrowings hereunder shall prove to have been false or misleading in any material respect when made or deemed to be made and such false or misleading representation or warranty materially and adversely affects the Company's financial condition such that it impairs the Company's ability to meet its payment obligations under this Note when due.

          (b) default shall be made in the payment of any principal or interest of this Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise and such default shall continue for fifteen (15) days after written notice thereof;

          (c) default shall be made in the due observance or performance of any material covenant or agreement contained in this Note or the agreement and such default shall continue for thirty (30) days after written notice thereof; provided, that if the Company is attempting in good faith to cure such default, but is unable to effect such cure within the thirty day period due to any reason or unforeseen circumstances beyond its reasonable control, then the obligations of the Company shall be extended on a day-to-day basis for the time period equal to the period of the excusable delay.

          (d) the Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally, to pay its debts as they become due or (vii) take corporate action for the purpose of effecting any of the foregoing;

          (e) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or of a substantial part of its property or assets under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or for a substantial part of the property of the Company, or (iii) the winding-up or liquidation of the Company; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 30 days;

          (f) this Note or the Agreement shall for any reason cease to be, or be asserted by the Company not to be, a legal, valid and binding obligation enforceable in accordance with its terms;

then, and in any such event (other than an event described in paragraph (d) or (e) above), and at any time thereafter during the continuance of such event, the holder of this Note may, by written or telegraphic notice to the Company, declare the Note to be forthwith due and payable whereupon the principal of the Note, together with accrued interest thereon and other liabilities of the Company accrued hereunder, shall become due and payable both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in the Note to the contrary notwithstanding; provided, however, that with respect to a default described in paragraph (d) or (e) above, this Note, and any other liabilities of the Company accrued hereunder, shall automatically become due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in the Note to the contrary notwithstanding. Notwithstanding anything to the contrary contained herein, if the Event of Default results from a breach of Section 10.3(i) of the Agreement, Payee's sole remedy shall be the acceleration of its Conversion Right in this Note.

     If the indebtedness represented by this Note or any part thereof is collected at law or in equity or in bankruptcy, receivership or other judicial proceedings, the Company agrees to pay, in addition to the principal and interest payable hereon, reasonable attorneys' fees and costs incurred by Payee as determined by the court.

     Unless otherwise provided, any notice required or permitted under this Note shall be given in writing by personal delivery to the party to be notified or by Federal Express or other overnight package delivery service or registered or certified mail, postage prepaid and addressed to the party to be notified at the following addresses, or at such other address as such party may designate by five (5) days' advance written notice to the other parties (with notice deemed given upon receipt):

     If to Payee:        American Home Products Corporation
                         5 Giralda Farms
                         Madison, New Jersey  07940
                         Attn:  Senior Vice President
                                and General Counsel

     If to Company:      Ligand Pharmaceuticals Incorporated
                         9393 Towne Centre Drive, Suite 100
                         San Diego, California  92121
                         Attn:  William L. Respess, Esq.

     Any payment shall be deemed made upon receipt by Payee.
Payee or the Company may change their address for purposes of this paragraph by giving to the other party notice in conformance with this paragraph of such new address.

     This Note may be modified or amended only by a writing signed by the Company and the Payee.

     The transfer of this Note (or any interest in it) is subject to transfer restrictions set forth in the Stock and Note Purchase Agreement of even date herewith. Subject to such restrictions, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new Note for like principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of the Note.



               [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


     IN WITNESS WHEREOF, the Company has caused this Unsecured
Convertible Promissory Note to be duly executed and delivered on and as of the day and year first written above.


                              LIGAND PHARMACEUTICALS INCORPORATED


                              By:  /s/ William L. Respess
                              Its: Senior Vice President
                                   and General Counsel



ACKNOWLEDGED AND AGREED TO:

AMERICAN HOME PRODUCTS CORPORATION


By: /s/ John R. Considine
Its: Vice President-Finance









         [SIGNATURE PAGE TO UNSECURED CONVERTIBLE PROMISSORY
NOTE]